Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2019

SAN JOSE, Calif. — July 31, 2019 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $3.6 billion for its fourth fiscal quarter ended June 28, 2019. The operating loss was $381 million with a net loss of $197 million, or ($0.67) per share. Excluding certain non-GAAP adjustments, the company achieved non-GAAP operating income of $158 million and non-GAAP net income of $50 million, or $0.17 per share.
In the year-ago quarter, the company reported revenue of $5.1 billion, operating income of $843 million and net income of $756 million, or $2.46 per share. Non-GAAP operating income in the year-ago quarter was $1.3 billion and non-GAAP net income was $1.1 billion, or $3.61 per share.
The company generated $169 million in cash from operations during the fourth fiscal quarter of 2019, and ended the quarter with $3.5 billion of total cash and cash equivalents. The company returned $146 million to shareholders through dividends. On May 2, 2019, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on July 15, 2019.
For fiscal 2019, the company achieved revenue of $16.6 billion, operating income of $87 million and net loss of $754 million, or ($2.58) per share, compared to fiscal 2018 revenue of $20.6 billion, operating income of $3.6 billion and net income of $675 million, or $2.20 per share. On a non-GAAP basis, fiscal 2019 operating income was $2.0 billion and net income was $1.4 billion, or $4.84 per share, compared to fiscal 2018 operating income of $5.4 billion and net income of $4.5 billion, or $14.73 per share. The company generated $1.5 billion in cash from operations during fiscal year 2019 and returned $1.1 billion to shareholders through share repurchases and dividends.
“We ended a challenging fiscal 2019 with leadership positions in capacity enterprise hard drives, 3D flash technology and branded retail products while achieving significant gains in client solid state drives,” said Steve Milligan, chief executive officer, Western Digital.  “Momentum for our NVMe enterprise solid state drives is picking up, setting the stage for further gains across our portfolio in the new fiscal year and beyond.”

Western Digital Announces Financial Results for Fourth Quarter and Fiscal Year 2019

Milligan continued, “We are seeing signs of improving conditions in the flash market and believe that it has reached a cyclical trough.  With continuing expectations for a positive demand environment, a robust product portfolio and expanding customer engagements, we expect to deliver improving financial results as we move through fiscal 2020.”
Business Outlook for First Fiscal Quarter of 2020
The company's first fiscal quarter of 2020 will be a 14-week fiscal quarter.

Three Months Ending Oct. 4, 2019
	GAAP(1)	Non-GAAP(1)
Revenue ($ in billions)	$3.8 - $4.0	$3.8 - $4.0
Gross margin	~ 15% - 16%	~ 24% - 25%
Operating expenses ($ in millions)	$870 - $890	$750 - $770
Interest and other expense, net ($ in millions)	~ $100	~ $95
Tax rate	N/A	~ 25% - 29%(2)
Diluted earnings per share	N/A	$0.15 - $0.35
Diluted shares outstanding (in millions)	~ 300	~ 300

Western Digital Announces Financial Results for Fourth Quarter and Fiscal Year 2019

(1) Non-GAAP gross margin guidance excludes temporary power outage charges totaling approximately $170 million to $190 million; and amortization of acquired intangible assets, stock-based compensation expense, and charges related to cost saving initiatives totaling approximately $170 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; employee termination, asset impairment and other charges; and charges related to cost saving initiatives totaling approximately $110 million to $130 million. The company's non-GAAP interest and other expense guidance excludes approximately $5 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $455 million to $495 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rates provided are based on a percentage of non-GAAP pre-tax income.
Investor Communications
The investment community conference call to discuss these results and the company’s guidance for the first fiscal quarter of 2020 will be broadcast live online today at 2:30 p.m. Pacific/5:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.
About Western Digital
Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Western Digital Announces Financial Results for Fourth Quarter and Fiscal Year 2019

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fourth fiscal quarter ended June 28, 2019 and fiscal year 2019; the company’s financial guidance for the first fiscal quarter of 2020 and expectations for financial results in fiscal year 2020; expectations regarding market conditions; the company's product portfolio; and market positioning. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fourth fiscal quarter ended June 28, 2019 and fiscal year 2019, included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review and audit by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of restructuring activities and cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 7, 2019, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	June 28, 2019	June 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,455	$5,005
Accounts receivable, net	1,204	2,197
Inventories	3,283	2,944
Other current assets	535	492
Total current assets	8,477	10,638
Property, plant and equipment, net	2,843	3,095
Notes receivable and investments in Flash Ventures	2,791	2,105
Goodwill	10,076	10,075
Other intangible assets, net	1,711	2,680
Other non-current assets	472	642
Total assets	$26,370	$29,235
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,567	$2,265
Accounts payable to related parties	331	259
Accrued expenses	1,296	1,274
Accrued compensation	347	479
Current portion of long-term debt	276	179
Total current liabilities	3,817	4,456
Long-term debt	10,246	10,993
Other liabilities	2,340	2,255
Total liabilities	16,403	17,704
Total shareholders’ equity	9,967	11,531
Total liabilities and shareholders’ equity	$26,370	$29,235

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Year Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Revenue, net	$3,634	$5,117	$16,569	$20,647
Cost of revenue	3,169	3,265	12,817	12,942
Gross profit	465	1,852	3,752	7,705
Operating expenses:
Research and development	523	577	2,182	2,400
Selling, general and administrative	299	352	1,317	1,473
Employee termination, asset impairment and other charges	24	80	166	215
Total operating expenses	846	1,009	3,665	4,088
Operating income (loss)	(381)	843	87	3,617
Interest and other expense, net	(93)	(114)	(374)	(1,532)
Income (loss) before taxes	(474)	729	(287)	2,085
Income tax expense (benefit)	(277)	(27)	467	1,410
Net income (loss)	$(197)	$756	$(754)	$675

Income (loss) per common share
Basic	$(0.67)	$2.53	$(2.58)	$2.27
Diluted	$(0.67)	$2.46	$(2.58)	$2.20

Weighted average shares outstanding:
Basic	294	299	292	297
Diluted	294	307	292	307

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Year Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Operating Activities
Net income (loss)	$(197)	$756	$(754)	$675
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	416	489	1,812	2,056
Stock-based compensation	64	78	306	377
Deferred income taxes	121	(12)	374	(348)
Loss on disposal of assets	35	5	39	21
Write-off of issuance costs and amortization of debt discounts	10	13	38	221
Cash premium on extinguishment of debt	—	—	—	720
Non-cash portion of employee termination, asset impairment and other charges	—	—	—	16
Other non-cash operating activities, net	(27)	(4)	(8)	(19)
Changes in:
Accounts receivable, net	18	(186)	993	(244)
Inventories	157	(274)	(339)	(598)
Accounts payable	(39)	26	(588)	(15)
Accounts payable to related parties	19	(23)	72	53
Accrued expenses	(415)	72	(42)	(17)
Accrued compensation	(57)	(28)	(135)	(26)
Other assets and liabilities, net	64	(49)	(221)	1,333
Net cash provided by operating activities	169	863	1,547	4,205
Investing Activities
Purchases of property, plant and equipment, net	(38)	(190)	(757)	(809)
Activity related to Flash Ventures, net	(310)	(35)	(598)	(742)
Acquisitions, net of cash acquired	—	(1)	—	(100)
Investment activity, net	116	(11)	103	(22)
Strategic Investments and Other, net	2	(12)	(20)	18
Net cash used in investing activities	(230)	(249)	(1,272)	(1,655)
Financing Activities
Employee stock plans, net	46	67	3	49
Repurchases of common stock	—	(436)	(563)	(591)
Dividends paid to shareholders	(146)	(150)	(584)	(593)
Settlement of debt hedge contracts	—	—	—	28
Proceeds from (repayment of) revolving credit facility	—	—	(500)	500
Proceeds from debt, net of issuance costs	(4)	2,449	(4)	13,781
Repayment of debt	(68)	(2,493)	(181)	(17,074)
Net cash used in financing activities	(172)	(563)	(1,829)	(3,900)
Effect of exchange rate changes on cash	6	(9)	4	1
Net Increase (Decrease) in cash and cash equivalents	(227)	42	(1,550)	(1,349)
Cash and cash equivalents, beginning of period	3,682	4,963	5,005	6,354
Cash and cash equivalents, end of period	$3,455	$5,005	$3,455	$5,005

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Year Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
GAAP cost of revenue	$3,169	$3,265	$12,817	$12,942
Amortization of acquired intangible assets	(166)	(234)	(804)	(1,022)
Stock-based compensation expense	(11)	(12)	(48)	(49)
Charges related to cost saving initiatives	(4)	1	(11)	7
Manufacturing underutilization charges	(67)	—	(264)	—
Power outage charges	(145)	—	(145)	—
Other	(22)	—	(22)	—
Non-GAAP cost of revenue	$2,754	$3,020	$11,523	$11,878

GAAP gross profit	$465	$1,852	$3,752	$7,705
Amortization of acquired intangible assets	166	234	804	1,022
Stock-based compensation expense	11	12	48	49
Charges related to cost saving initiatives	4	(1)	11	(7)
Manufacturing underutilization charges	67	—	264	—
Power outage charges	145	—	145	—
Other	22	—	22	—
Non-GAAP gross profit	$880	$2,097	$5,046	$8,769

GAAP operating expenses	$846	$1,009	$3,665	$4,088
Amortization of acquired intangible assets	(41)	(41)	(164)	(163)
Stock-based compensation expense	(53)	(66)	(258)	(327)
Employee termination, asset impairment and other charges	(24)	(80)	(166)	(215)
Acquisition-related charges	—	(1)	—	(13)
Charges related to cost saving initiatives	(3)	(1)	(11)	(19)
Other	(3)	—	(44)	3
Non-GAAP operating expenses	$722	$820	$3,022	$3,354

GAAP operating income (loss)	$(381)	$843	$87	$3,617
Cost of revenue adjustments	415	245	1,294	1,064
Operating expense adjustments	124	189	643	734
Non-GAAP operating income	$158	$1,277	$2,024	$5,415

GAAP interest and other expense, net	$(93)	$(114)	$(374)	$(1,532)
Convertible debt activity	7	7	27	10
Debt extinguishment costs	—	3	—	899
Other	(1)	3	(20)	5
Non-GAAP interest and other expense, net	$(87)	$(101)	$(367)	$(618)

GAAP income tax expense (benefit)	$(277)	$(27)	$467	$1,410
Income tax adjustments	298	94	(239)	(1,136)
Non-GAAP income tax expense	$21	$67	$228	$274

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Year Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
GAAP net income (loss)	$(197)	$756	$(754)	$675
Amortization of acquired intangible assets	207	275	968	1,185
Stock-based compensation expense	64	78	306	376
Employee termination, asset impairment and other charges	24	80	166	215
Acquisition-related charges	—	1	—	13
Charges related to cost saving initiatives	7	—	22	12
Manufacturing underutilization charges	67	—	264	—
Power outage charges	145	—	145	—
Convertible debt activity	7	7	27	10
Debt extinguishment costs	—	3	—	899
Other	24	3	46	2
Income tax adjustments	(298)	(94)	239	1,136
Non-GAAP net income	$50	$1,109	$1,429	$4,523

Diluted income (loss) per common share
GAAP	$(0.67)	$2.46	$(2.58)	$2.20
Non-GAAP	$0.17	$3.61	$4.84	$14.73

Diluted weighted average shares outstanding:
GAAP	294	307	292	307
Non-GAAP	295	307	295	307

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, manufacturing underutilization charges, power outage charges, convertible debt activity, debt extinguishment costs, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company's business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Manufacturing underutilization charges. In response to flash business conditions, the company reduced its wafer starts at its flash-based memory manufacturing facilities operated through its strategic partnership with Toshiba Memory Corporation (TMC). The temporary abnormal reduction in output resulted in flash manufacturing underutilization charges which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing operation of its business.

Power outage charges. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's strategic partnership with TMC in Yokkaichi, Japan. The power outage incident resulted in the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilizes available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These charges do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments include the company’s final adjustments for the tax effects of the Tax Cuts and Jobs Act allowed within the one-year measurement period that ended on December 22, 2018, as well as estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

___________________
Company contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Jim Pascoe
949.672.9655	408.717.6999
peter.andrew@wdc.com	jim.pascoe@wdc.com
investor@wdc.com